UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2012

FREIGHTCAR AMERICA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51237	25-1837219
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two North Riverside Plaza, Suite 1300 Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

(800) 458-2235

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 4, 2012, the Board of Directors of FreightCar America, Inc. (the “Company”) appointed Joseph J. Maliekel Principal Accounting Officer. Mr. Maliekel, 52, added the role of Principal Accounting Officer to his existing responsibilities as Vice President and Corporate Controller. Mr. Maliekel has over 25 years progressive finance, accounting, and corporate governance experience obtained with multinational public and private companies. Prior to joining the Company on May 15, 2012, Mr. Maliekel served as Corporate Controller for Spartech Corporation, a global producer of plastic products, from 2010 to 2012. Prior to joining Spartech Corporation, he served as Corporate Controller and Chief Accounting Officer with Columbus McKinnon Corporation, a leading designer, manufacturer and marketer of material handling products and was a partner of BDO Seidman, LLP’s National SEC Practice in Chicago from 2006 to 2009. Earlier in his career he held positions of increasing financial leadership responsibility with Monsanto Company. He began his accounting career at Deloitte & Touche, LLP, gaining over 12 years experience with that firm. A certified public accountant, Mr. Maliekel earned his M.B.A at Washington University in St. Louis and a bachelor’s degree in accounting from Loyola University in Chicago.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FreightCar America, Inc.

Date: December 10, 2012	By:	/s/ Laurence M. Trusdell

	Name:	Laurence M. Trusdell
	Title:	General Counsel and Corporate Secretary